UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 25, 2008

ABITIBIBOWATER INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33776	98-0526415
(Commission File Number)	(I.R.S. Employer Identification No.)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On March 25, 2008, the Human Resources and Compensation Committee (the “HRCC”) of AbitibiBowater Inc. (the “Company”) approved the terms of the AbitibiBowater Inc. Executive Deferred Share Unit Plan (“DSU Plan”) and AbitibiBowater Inc. Restricted Share Unit Plan (“RSU Plan”).

DSU Plan. The Company has established the DSU Plan based on the prior plan that was used by Abitibi-Consolidated Inc. Under the terms of the DSU Plan, senior executives of the Company may elect to have a portion of their annual incentive compensation paid to them in the form of deferred share units (“DSUs”) which will become payable following termination of employment. Each DSU is equivalent in value to a common share of the company (and represents the right to receive a cash payment equal to the value of a common share of the Company on the applicable distribution date). The number of DSUs credited is determined by dividing the amount of the executive’s incentive compensation deferred by the average of the high and low prices per Company common share on the date on which the incentive compensation would otherwise have been paid (or, if such date is not a trading day, the immediately preceding trading day). Executives are required to make their DSU election by no later than December 31 (June 30 for U.S. taxpayers) of the calendar year immediately preceding the calendar year in which the annual incentive compensation would otherwise have been paid. When dividends on outstanding common shares of the Company are paid to shareholders, holders of DSUs receive dividend equivalent payments in respect of the underlying common shares which are then converted into additional DSUs based on the average of the high and low prices per Company common share on the date the dividends are paid (or, if such date is not a trading day, the immediately preceding trading day).

In the event of certain changes in capitalization, corporate transactions or unusual or nonrecurring events affecting the Company, any of its affiliates, or the financial statements of the Company or any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, then the HRCC will make an equitable or proportionate adjustment to prevent undue dilution or enlargement of the intended benefits or potential benefits of the DSUs consistent with the purposes of the DSU Plan, including without limitation cancelling any one or more outstanding DSUs and paying out the value of the DSUs as determined by the HRCC (which if applicable may be based upon the price per Company common share received or to be received by other shareholders of the Company in such event).

It is intended that the provisions of the DSU Plan comply with Section 409A of the Internal Revenue Code. The value of an executive’s DSUs will be paid in a lump sum cash payment to U.S. taxpayers upon separation from service or within 90 days following the date of death (or, if a delayed payment is required under Section 409A of the Internal Revenue Code, on the day after the expiration of the six-month period immediately following the separation date, or, if earlier, the date of death) and to non-U.S. taxpayers on a distribution date designated by them which is on or before December 15 of the first calendar year commencing after the termination date (or within 90 days of the date of termination due to death (or, if the executive dies after termination but before designating a payment date, not later than December 31 of the first calendar year following termination).

The amount of the cash to be distributed will be determined by multiplying the number of DSUs in the executive’s account by the average of the high and low prices per Company common share either (i) as of termination of employment for executives subject to U.S. tax, or, if a delayed payment is required under Section 409A of the Internal Revenue Code, as of the expiration of the six-month period immediately following the separation date or, if applicable, the date of death, or (ii) on the date the executive files the distribution request for non-U.S. taxpayers.

The HRCC may amend the DSU Plan as it deems necessary or appropriate, or terminate the DSU Plan at any time, but no such amendment or termination shall, without the consent of the executive or unless required by law, adversely affect the rights of the executive with respect to DSUs to which the executive is then entitled under the DSU Plan.

RSU Plan. The Company has established the RSU Plan based on the prior plan that was used by Abitibi-Consolidated Inc. The purpose of the RSU Plan is to allow the HRCC to establish annual plans on a rolling three-year basis to motivate and reward members of the executive group for achieving mid-term results, which will contribute to the prosperity of the Company and its shareholders. The RSU Plan will typically use financial benchmarks to measure the Company’s performance either against the performance of its peers or against internal financial benchmarks, although time-vesting criteria may also be used.

The RSU Plan provides that the HRCC may select any of the key employees of the Company (including directors but excluding directors who are not officers or salaried employees) to be participants in the RSU Plan. In addition, the HRCC may delegate to the Chief Executive Officer the authority to grant a certain number of Restricted Stock Units (“RSUs”) to high performing and/or high potential non-executive or non-officer employees of the Company selected by the Chief Executive Officer.

Each RSU is equivalent in value to a common share of the Company (and represents the right to receive a cash payment equal to the value of a common share of the Company on the applicable vesting date). The RSUs vest on the basis of performance or time vesting and are generally paid out at the end of the performance period, usually within three years from issuance. The vesting of the RSUs would typically be either based on the Company’s relative average financial performance as compared to other companies that comprise a comparator group during the applicable performance period or to any other internal financial performance measure approved by the HRCC, or based solely on the passage of time.

After the commencement of a performance period, the HRCC or the Chief Executive Officer may designate additional eligible key employees as participants in the Plan, provided that their initial grants will be prorated based on time to be worked during the performance period. For RSUs that are based on performance, the HRCC will approve for each performance period a ranking schedule (which is a list of comparator companies indicating the percentage of a participant’s RSU award that vests based on the number of comparator companies that the Company beats in terms of the corporate accounting or financial measure, ratio or calculation as may be selected on an annual basis by the HRCC or any other vesting schedule based on such measure, ratio or calculation as approved by the HRCC). The HRCC in its sole discretion may provide for the grant of RSUs that are subject solely to time-based vesting conditions, in which case references to the performance period shall be deemed to refer to the time period or periods over which the RSUs shall vest as determined by the HRCC, and the other provisions of the RSU Plan that are applicable to performance-based vesting conditions shall not apply to such RSUs.

At the end of each performance period, the HRCC shall determine the extent, if any, to which the participant has earned the RSUs. The HRCC may modify the applicable performance criteria at its discretion within ninety days after the start of any given performance period. The HRCC may also adjust the ranking schedule during the term of an award should the continued inclusion of one or more of the companies become inappropriate or inconsistent with the intent of the RSU Plan (for example, because any such company ceases to exist in its then current form, or is acquired by another company) or for any other reason during the performance period. The number of RSUs earned by a participant will be based upon the ranking schedule (if applicable). At the end of each performance period, the value of the participant’s RSUs will be equal to the number of RSUs earned multiplied by the closing price of a share of Company common stock on the last trading day of the performance period. The award payments will be made in cash. The award payments shall be made by no later than March 15 of the calendar year immediately following the calendar year in which the award payment vests.

Upon termination of employment, a participant’s entitlement to a payment in respect of RSUs at the end of the performance period shall be determined as follows:

•

if the participant’s employment is terminated for cause (as determined by the HRCC in its sole discretion), or voluntarily by the participant (other than due to voluntary retirement), then all unvested RSUs as of the date of termination of employment shall become void and no amount shall be payable to the Participant unless otherwise determined by the HRCC;

•

if the participant’s employment is terminated by voluntary retirement (as determined by the HRCC in its sole discretion) or involuntary termination by the Company leading to retirement eligibility at such termination (or immediately following any applicable severance period), then vesting of previously granted RSUs will be determined as if the participant was actively at work through the end of the performance period;

•

if the participant’s employment is terminated by involuntary termination other than as referred to in the preceding two bullets, then vesting of previously awarded RSUs will be determined based on time worked, including any applicable severance period, prorated over the performance period;

•	if the participant’s employment is terminated by death, vesting of the previously unvested RSUs will be determined based on time worked, prorated over the performance period;

•

if the participant dies following voluntary retirement, vesting will be determined based on time worked, including the period of retirement up to the date of death, prorated over the performance period;

•

if death occurs after involuntary termination (including if termination is immediately followed by retirement), vesting of the previously unvested RSUs will be determined based on time worked, including any portion of the severance period up to the date of death, prorated over the performance period; and

•

if the participant’s employment is terminated because of disability (as determined by the HRCC in its sole discretion), then vesting of previously awarded RSUs will be determined based on time worked, including any short term disability period (as defined under the Company’s short term disability policies), up to the time any long term disability period begins, prorated over the performance period.

In the event of certain changes in capitalization, corporate transactions or unusual or nonrecurring events affecting the Company, any of its affiliates, or the financial statements of the Company or any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, then the HRCC will make an equitable or proportionate adjustment to prevent undue dilution or enlargement of the intended benefits or potential benefits of the RSUs consistent with the purposes of the RSU Plan, including without limitation cancelling any one or more outstanding RSUs and paying out the value of the RSUs as determined by the HRCC (which if applicable may be based upon the price per Company common share received or to be received by other shareholders of the Company in such event).

It is intended that the provisions of the RSU Plan comply with Section 409A of the Internal Revenue Code. If necessary to comply with Section 409A, any payments in respect of RSUs that would otherwise be payable to a participant during the six-month period following his or her separation from service will not be made before the date which is six months after the date of his or her separation from service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such separation from service) or, if earlier, the participant’s date of death; in such event, the value of the payment will be determined based on the closing price of a share of Company common stock as of the expiration of such six-month period or the date of death. in such event, the Final Payment will be equal to the number of RSUs credited to the U.S. Eligible Executive’s account multiplied by the Fair Market Value per Common Share as of the expiration of such six-month period or the date of death.

The HRCC may at any time, and from time to time, by resolution and without other formality amend the RSU Plan in any respect, provided that no amendment shall operate to adversely affect materially any rights already acquired by a participant under the RSU Plan. Without amending the Plan the HRCC may with the consent of any participant, approve any variation in terms of that participant’s RSUs. The HRCC may at any time terminate the RSU Plan provided that the existing rights of participants will not thereby be materially adversely affected.

Executive Severance Policy.  The Company adopted an executive severance policy, effective April 1, 2008, for its senior executives, including senior vice-presidents and designated vice-president positions reporting to senior vice-presidents, which provides that upon an involuntary termination by the Company of the executive's employment other than for cause, the executive would receive severance pay in an amount equal to 6 weeks of eligible pay per year of service, with a minimum of 52 weeks and a maximum of 104 weeks. Eligible pay includes base pay, plus average of the last 2 annual incentive bonuses received, up to a maximum of 125% of the executive’s target bonus.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1	AbitiBowater Inc. Restricted Share Unit Plan
10.2	AbitiBowater Inc. Executive Deferred Share Unit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ABITIBIBOWATER INC.
Date: March 31, 2008	By:	/s/ William G. Harvey
Name: William G. Harvey Title: Senior Vice President, and Chief Financial Officer